UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2025

ZOOMCAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40964	99-0431609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anjaneya Techno Park, No. 147, 1st Floor Kodihalli, Bangalore, India	560008
(Address of principal executive offices)	(Zip Code)

+918048821871

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZCAR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at a price of $571, subject to adjustment	ZCARW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “Commission”) on July 26, 2024, Zoomcar Holdings, Inc. (the “Company”) received a notice from the staff (“Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that for the previous 30 consecutive business days, the market value of publicly held shares for the Company was below the minimum $15,000,000 required for continued listing on The Nasdaq Global Market as set forth in Nasdaq Listing Rule 5450(b)(2)(C) (the “MVPHS Rule”). Under Nasdaq Listing Rule 5810(c)(3)(D), the Company was provided a period of 180 calendar days (or until January 21, 2025) to regain compliance with the MVPHS Rule. The Company did not regain compliance with the MVPHS Rule within the 180-day compliance period.

In addition, the Company is currently noncompliant with certain other continued listing requirements of The Nasdaq Global Market and presented a compliance plan to a Nasdaq Hearing Panel (the “Panel”) on January 9, 2025.

On January 23, 2025, the Company received a further notice from the Staff, notifying the Company that its failure to regain compliance with the MVPHS Rule serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market, and that the Panel will consider this matter in their decision regarding the Company’s continued listing on The Nasdaq Global Market. The notice provided that the Company has until January 30, 2025, to present its views with respect to this additional deficiency to the Panel in writing. The Company intends to timely present its plan of compliance to the Panel, which may include a transfer to The Nasdaq Capital Market. However, there can be no assurance that the Company’s appeal of the Panel’s delisting determination will be successful.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2025, the board of directors (the “Board”) of the Company approved a change in the designation of Sachin Gupta, from Interim Chief Financial Officer to Chief Financial Officer, effective immediately.

As previously reported in the Company’s Current Report on Form 8-K, filed with the SEC on July 26, 2024, on June 25, 2024, the salary for Hiroshi Nishijima, the Acting Chief Executive Officer of the Company, was reduced by 50% from $350,000 per annum to $175,000 per annum, with a retroactive effective date of June 1, 2024. On January 17, 2025, the Board approved the restoration of Mr. Nishijima’s salary to $350,000 per annum, with a retroactive effective date of January 1, 2025.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as inline XBRL)

#	Certain portions of this exhibit have been omitted because the omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2025	Zoomcar Holdings, Inc.

	By:	/s/ Hiroshi Nishijima
	Name:	Hiroshi Nishijima
	Title:	Acting Chief Executive Officer

2